UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 15, 2011

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     At our Annual Meeting of Shareholders held August 15, 2011, our shareholders voted on a non-binding proposal regarding the frequency of the vote on our executive compensation program. In the proxy statement furnished to shareholders in connection with the Annual Meeting, our Board of Directors recommended a vote for one year. At the Annual Meeting, shareholders voted in favor of one year. The same day, following the Annual Meeting, our Board resolved to hold future say-on-pay votes annually in accordance with the shareholder vote and the Board’s previous recommendation. Our Board will reevaluate this determination in connection with the next shareholder advisory vote on the frequency of say-on-pay votes.

     The results of the shareholder votes at the Annual Meeting, including the vote regarding the frequency of the vote on our executive compensation program, were disclosed in our Current Report on Form 8-K filed August 16, 2011. This Amendment Number 1 to Form 8-K amends the original report solely for the purpose of disclosing our Board’s decision on the frequency of future say-on-pay votes in accordance with Item 5.07(d) of Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date August 17, 2011	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer and Secretary